EXHIBIT 99.1

Atheros Communications Revises Third Quarter Guidance

Conference Call Set for Monday, Oct. 4, at 9 a.m. Eastern Time

SUNNYVALE, Calif. – Oct. 4, 2004 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of semiconductor system solutions for advanced wireless LAN chipsets, today announced it has revised its financial guidance for the third quarter, ended Sept. 30, 2004.

The company expects third quarter revenue to be between $37.5 million and $38.5 million, with non-GAAP net income expected to be between $0.02 and $0.03 per diluted share. On July 21, 2004, Atheros said that it expected third quarter revenue to be between $41 million and $43 million, with non-GAAP net income between $0.03 and $0.04 per diluted share.

Gross margins are still expected to be between 45 percent and 46 percent, in line with the July guidance.

“During the quarter, we drove average selling prices of our 802.11g products down faster than originally planned in order to strengthen our market position. We were able to do this and still achieve our gross margin target due to our favorable cost structure. Additionally, we shipped production quantities of our USB chipset later than expected in the quarter as product certification took longer than originally anticipated,” said Craig Barratt, president and CEO. “While we did see a pick up in orders during the last few weeks of the quarter, it appears that some of our customers were continuing to work through excess inventories during more of the quarter than we first anticipated.”

Atheros reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of the amortization of stock-based compensation.

Conference Call Information

Atheros management will hold a conference call to discuss its revised guidance on Monday, Oct. 4, at 9 a.m. Eastern time. To participate, please dial 210-234-8636 at 8:50 a.m. Eastern time. The passcode is: Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 402-220-3558 and enter passcode: 25258.

The conference call will be available via a live webcast on the investor relations section of the Atheros web site at www.atheros.com. Please access the web site approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available at the web site for one year.

Atheros will hold its regularly scheduled third quarter conference call on Oct. 26, 2004, at 2 p.m. Pacific time. More information will be available about the logistics of that call in the coming weeks.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless communications products. Atheros combines its wireless systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufacturable on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is being used by a broad base of leading customers, including personal computer and networking equipment manufacturers. For more information, www.atheros.com or send email to info@atheros.com.

NOTE: Atheros and the Atheros logo are trademarks of Atheros Communications, Inc.

Note on Forward Looking Statements

Except for the historical information contained in this press release, the matters set forth in this press release, including but not limited to Atheros’ expectations as to its financial results for the third quarter of 2004, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the completion of Atheros’ closing and review procedures for the third quarter; the effects of competition and pricing pressures; the rate of growth of the wireless telecommunications markets; variability in quarterly operating results of Atheros and its customers; inventory levels of Atheros’ products held by Atheros’ customers; general economic conditions; and other risks detailed in Atheros’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 as filed with the SEC, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Jack Lazar	Deborah Stapleton
Vice President & CFO	President
Atheros Communications	Stapleton Communications Inc.
(408) 773-5200	(650) 470-4200